UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2021
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GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Acorn Park Drive, 5th Floor
Cambridge, MA 02140
(Address of principal executive offices, including zip code)
(617) 876-8191
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	GNCA	Nasdaq	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 24, 2021, the stockholders of Genocea Biosciences, Inc. (the “Company”) approved proposed amendments to the Company’s restated certificate of incorporation to provide that the courts located within the state of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes and to increase the number of authorized shares of common stock from 170,000,000 shares to 225,000,000 shares. Subsequent to such approval, the Company filed, on June 24, 2021, with the Delaware Secretary of State a restated certificate of incorporation (the “Restated Certificate of Incorporation”), giving effect to the exclusive forum provision and to the authorized share increase. A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 24, 2021, the Company held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the five proposals as follows: (i) to elect Mr. Kenneth Bate and Dr. Ali Behbahani as Class I directors, each for a three-year term (“Proposal 1”); (ii) to approve, on an advisory basis, the compensation paid to the Company’s named executive officers (“Proposal 2”); (iii) to approve an amendment to the Company’s restated certificate of incorporation to provide that the courts located within the state of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes (“Proposal 3”); (iv) to approve an amendment to the Company’s restated certificate of incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 170,000,000 shares to 225,000,000 shares (“Proposal 4”); and (v) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021 (“Proposal 5”).
The Company’s stockholders approved Proposal 1. The votes cast at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-votes
Kenneth Bate	26,975,495	3,938,492	11,570,728
Ali Behbahani	26,831,959	4,082,028	11,570,728
The Company's stockholders approved Proposal 2 on a non-binding, advisory basis. The votes cast at the Annual Meeting were as follows: 29,938,840 shares voted for, 912,003 shares voted against and 63,144 shares abstained from voting. There were 11,570,728 broker non-votes with respect to Proposal 2.
The Company's stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 28,644,424 shares voted for, 2,221,032 shares voted against and 48,531 shares abstained from voting. There were 11,570,728 broker non-votes with respect to Proposal 3.
The Company's stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows: 39,613,090 shares voted for, 2,734,621 shares voted against and 137,004 shares abstained from voting. There were no broker non-votes with respect to Proposal 4.
The Company's stockholders approved Proposal 5. The votes cast at the Annual Meeting were as follows: 41,582,086 shares voted for, 744,525 shares voted against and 158,104 shares abstained from voting. There were no broker non-votes with respect to Proposal 5.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Restated Certificate of Incorporation of Genocea Biosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ DIANTHA DUVALL
Diantha Duvall
Chief Financial Officer
(Principal Financial Officer)
Date: June 24, 2021